UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2615 St. Rose Parkway

Henderson, Nevada 89052

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 3, 2024, we held our annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) the election of directors, each to hold office until the 2025 annual meeting of our stockholders and (2) the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see our definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2024.

Proposal 1:       Election of Directors

The director nominees listed below were elected as directors to serve for a term expiring at our 2025 annual meeting of stockholders, based on the following vote:

Name	For	Withheld	Broker Non-Votes
Mark R. Newcomer	33,880,396	340,048	566,723
Matthew Lanford	33,222,172	998,272	566,723
Joan M. Herman	33,394,807	825,637	566,723
Daniel R. Henry	33,866,343	354,101	566,723
Bruce A. Mina	33,866,343	354,101	566,723
Jeffrey B. Newman	31,262,314	2,958,130	566,723
Dennis L. Triplett	31,688,850	2,594,594	566,723

Proposal 2:       Ratification of the Selection of Independent Registered Public Accounting Firm

Moss Adams LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2024, based on the following vote:

For	Against	Abstain	Broker Non-Votes
34,467,075	318,485	1,607	566,723

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYSIGN, INC.
Date: May 6, 2024	By: /s/ Mark Newcomer
Mark Newcomer, President and Chief Executive Officer

3